SECOND SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Second Settlement Agreement and Mutual Release of Claims ("Second Settlement Agreement") is made by and between Matthews International Corporation ("Matthews"), on the one hand, and Eternal Image, Inc. ("EI"), on the other:

WHEREAS, Matthews and EI are parties to a Settlement Agreement and Mutual Release dated May 26, 2011 ("First Settlement Agreement"); and

WHEREAS, except as expressly set forth herein, the First Settlement Agreement and the releases set forth therein, remain in full force and effect, and those releases shall remain in full force and effect after execution of this Second Settlement Agreement; and

WHEREAS, a dispute has arisen regarding EI's performance under the First Settlement Agreement and paragraph 7 thereof in particular; and

WHEREAS, Matthews filed an arbitration claim with the American Arbitration Association ("AAA") against EI for breach of the First Settlement Agreement (the "Arbitration"). The Arbitration is pending at AAA docket number 51 155 754 11; and

WHEREAS, Matthews and EI now wish to fully and finally resolve any and all disputes between the parties, including, but not limited to, those related in any way to any breach of the First Settlement Agreement and the Arbitration.

NOW, THEREFORE, in consideration of the mutual promises and for other good and valuable consideration contained herein, receipt of which is hereby acknowledged; to avoid the expense, delay, uncertainty and risk inherent in the Arbitration; and intending to be legally bound, Matthews and EI covenant and agree as follows:

1. **PAYMENT:** Simultaneously with the execution and delivery of this Second Settlement Agreement, EI shall make a payment to Matthews of Five Hundred U.S. Dollars ($500.00) in immediately available funds. EI shall make payment by wire transfer to Matthews's account as set forth in the banking information attached hereto as Exhibit A. EI's consideration for Matthews's promises and obligations under this Second Settlement Agreement shall also include the execution of, and compliance with, the Promissory Note attached hereto as Exhibit B, the provisions of which are incorporated by reference.

2. **RELEASE BY MATTHEWS OF ETERNAL IMAGE:** Matthews and its agents, attorneys, affiliates, subsidiaries, officers, directors, employees, representatives, shareholders, members, predecessors, successors, insurers and assigns hereby release and forever discharge EI and its agents, attorneys, affiliates, subsidiaries, parents, officers, directors, employees, representatives, shareholders, members, predecessors, successors, insurers and assigns from any claims of any kind, and from any and all actions, causes of action, debts, demands, damages, promises, claims, counterclaims, losses, liabilities and obligations of every nature, both in law and in equity, pursuant to any federal, state, or local law or regulation or common law, known or unknown, from the beginning of time though the date of this Second Settlement Agreement (collectively, "Claims"), including, but not limited to any Claims arising from or in any way related to EI's alleged breach of paragraph 7 of the First Settlement Agreement as set forth in the Arbitration. Notwithstanding any provision herein, Matthews does not release but expressly retains all claims against EI arising out of or relating to the performance of or enforcement of the terms of this Second Settlement Agreement (including the Promissory Note) or arising out of or relating to any representations made herein. Moreover, notwithstanding any provision of this Second Settlement Agreement, the terms and conditions of

the First Settlement Agreement including, but not limited to, the releases set forth therein, shall remain in full force and effect except for the release of Claims against EI for breach of paragraph 7 of the First Settlement Agreement.

3. **RELEASE BY ETERNAL IMAGE OF MATTHEWS:** EI and its agents, attorneys, affiliates, subsidiaries, parents, officers, directors, employees, representatives, shareholders, members, predecessors, successors, insurers and assigns hereby release and forever discharge Matthews and its agents, attorneys, affiliates, subsidiaries (including, but not limited to, The York Group, Inc.), divisions (including, but not limited to, its Casket Division and its Bronze Division), officers, directors, employees, representatives, shareholders, members, predecessors, successors, insurers and assigns from any Claims, including, but not limited to any Claims arising from or in any way related to any alleged breach of the First Settlement Agreement and/or the Arbitration. Notwithstanding any provision herein, EI does not release but expressly retains all claims against Matthews arising out of or relating to the performance of or enforcement of the terms of this Second Settlement Agreement or arising out of or relating to any representations made herein. Moreover, notwithstanding any provision of this Second Settlement Agreement, the terms and conditions of the First Settlement Agreement including, but not limited to, the releases set forth therein, shall remain in full force and effect except for the release of Claims against EI for breach of paragraph 7 of the First Settlement Agreement.

4. **COVENANT NOT TO SUE:** Except for the rights and obligations of Matthews and EI as set forth in this Second Settlement Agreement and the attached Promissory Note, which rights and obligations shall survive the execution hereof, and except as otherwise expressly reserved herein, from the effective date of this Second Settlement Agreement forward, (a) Matthews hereby irrevocably covenants to refrain from, directly or indirectly, commencing,

causing to be commenced, or continuing any suit, action, arbitration, proceeding, counterclaim or cross-claim of any kind whatsoever against EI for any of the claims released pursuant to this Second Settlement Agreement or on any other basis on which it could have commenced an action on or prior to the execution of this Second Settlement Agreement; and (b) EI hereby irrevocably covenants to refrain from, directly or indirectly, commencing, causing to be commenced, or continuing any suit, action, arbitration, proceeding, counterclaim or cross-claim of any kind whatsoever against Matthews for any of the claims released pursuant to this Second Settlement Agreement or on any other basis on which it could have commenced an action on or prior to the execution of this Second Settlement Agreement.

5. **NON-DISPARAGEMENT AND SEC FILING:** Matthews and EI agree that they shall not make or encourage others to make any statement that disparages or is derogatory about any other party or its officers, directors, shareholders or affiliates. EI represents and warrants that the Form 8-K that EI will file with the Securities and Exchange Commission in connection with this Second Settlement Agreement shall be in the form attached hereto as Exhibit C.

6. **COVENANTS:** Matthews and EI each covenant to the other that they have not sold, assigned or otherwise transferred to any third party any of the claims that they have ever had against the other.

7. **TERMINATION OF ARBITRATION:** Upon execution of this Second Settlement Agreement and the Promissory Note and the delivery to Matthews of the initial payment referenced in paragraph 1 of this Second Settlement Agreement, the parties shall terminate with prejudice the Arbitration.

8. **NO ADMISSION OF LIABILITY:** Matthews and EI covenant and agree that neither this Second Settlement Agreement nor compliance with this Second Settlement Agreement shall be construed as an admission of any liability whatsoever by any party, and each party specifically disclaims any liability to any other party for any alleged violation of any order, law, statute, duty, obligation or contract.

9. **READING OF AGREEMENT:** Matthews and EI hereby declare that they have read this Second Settlement Agreement in its entirety and know and understand its contents, that they have had the advice and assistance of counsel in reviewing and entering into this Second Settlement Agreement and that they each comprehend and agree to all of this Second Settlement Agreement's terms, conditions and meanings freely, knowingly and willingly.

10. **WARRANT OF AUTHORITY:** Any person signing this Second Settlement Agreement on behalf of a party represents and warrants that he or she has the power and authority to bind that party.

11. **WRITTEN MODIFICATION:** This Second Settlement Agreement may not be amended, modified, or extended with respect to any party hereto except by written instrument executed by the Parties hereto.

12. **EXECUTION IN COUNTERPARTS:** This Second Settlement Agreement may be executed in one or more identical counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one agreement binding upon the Parties hereto.

13. **CHOICE OF LAW:** This Second Settlement Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without

regard to conflict of law principles. Any dispute, action, or proceeding arising specifically from the Promissory Note shall be governed by the provisions of the Promissory Note. In the event that any disagreement or dispute shall arise between the parties under any provision of this Second Settlement Agreement other than one arising specifically from the Promissory Note, such disagreement or dispute shall be submitted by the parties to arbitration in Pittsburgh, Pennsylvania by a panel of three (3) arbitrators, who shall be appointed in accordance with the rules for Commercial Arbitration of the American Arbitration Association, which Association shall conduct and administer the dispute. Any award made by a majority of the arbitrators shall be binding and shall be entitled to be reduced to judgment in a Court of competent jurisdiction. The prevailing party in any such arbitration proceeding shall be entitled to recover the attorneys' fees and costs that the prevailing party incurred directly in connection with the arbitration proceedings. A majority of the arbitrators shall have discretion to determine, based on the amount at issue in the arbitration, the result of the arbitration, and any other appropriate factors, which party shall qualify as the prevailing party.

14. **FEES AND COSTS:** Except for the payment for which this Second Settlement Agreement provides, and except as otherwise specifically set forth herein and in the Promissory Note, each party to this Second Settlement Agreement will bear its own costs, expenses and attorney's fees incurred in or arising out of or in any way related to the Arbitration or the matters released herein.

15. **WAIVER:** The waiver by Matthews or EI of any breach of this Second Settlement Agreement will not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Second Settlement Agreement.

16. **HEIRS, SUCCESSORS AND ASSIGNS:** This Second Settlement Agreement shall be binding upon and inure to the benefit of Matthews and EI, their insurers, personal representatives, employees, officers, directors, representatives, attorneys, successors and assigns. Matthews and EI expressly acknowledge that the waivers and agreements provided herein shall become effective upon execution of this Second Settlement Agreement and may not thereafter be rescinded or revoked.

17. **ENTIRE AGREEMENT:** This Second Settlement Agreement, including the Promissory Note, constitutes the entire agreement among the Parties concerning the matters set forth herein.

18. **TITLES:** The titles of paragraphs herein are inserted solely for convenience and do not affect the construction of any provision of this Second Settlement Agreement.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties hereto have executed this Second Settlement Agreement and Mutual Release, effective November 16, 2011.

MATTHEWS INTERNATIONAL CORPORATION

By: [signature] [signature]
Attest

Title: V.P. and Genl Counsel

ETERNAL IMAGE, INC.

By: [signature] [signature]
Attest

Title: President

EXHIBIT A

EXHIBIT B

PROMISSORY NOTE

$10,500.00 November 16, 2011

FOR VALUE RECEIVED, the undersigned, Eternal Image, Inc. ("EI"), hereby promises to pay on or before November 15, 2012 (the "Maturity Date"), to the order of Matthews International Corporation (the "Payee"), Ten Thousand Five Hundred and 00/100 Dollars ($10,500.00). EI further promises to pay to the order of the Payee interest on the unpaid principal amount of this Promissory Note (this "Note") from time to time outstanding at the Interest Rate (as hereinafter defined).

1. **Interest.** The unpaid principal balance of this Note shall bear interest from the date of this Note to and including November 15, 2012 at a fixed rate per month of one and 67/100 percent (1.67%) (the "Interest Rate").

2. **Payment Schedule.** Commencing on December 15, 2011 and on the fifteenth (15th) day of each consecutive month thereafter to and including October 15, 2012, EI shall make equal monthly payments in the amount of Five Hundred and 00/100 Dollars ($500.00) (collectively, the "Monthly Installments"). On the Maturity Date, the entire unpaid principal balance of this Note, together with all accrued interest and all other sums and costs incurred by the Payee pursuant to the terms hereof, shall become immediately due and payable without notice, presentment or demand of any kind.

All payments and prepayments to be made in respect of principal and interest or other amounts due from the EI to the Payee under this Note shall be payable on or before 11:59 P.M., prevailing Pittsburgh, Pennsylvania time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action for payment shall immediately accrue. Such payments shall be made in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature, and shall be made by wire transfer to the Payee's account as set forth in the banking information sheet attached to the parties' Second Settlement Agreement and Mutual Release or as the Payee may otherwise direct in writing. Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment may be made on the next succeeding business day. Payments made under this Note are to be credited to charges then accrued, accrued and unpaid interest, outstanding principal and other sums due under this Note, in such order as the Payee in its reasonable discretion shall elect and shall not postpone the due date or change the amount of any subsequent installment of principal or interest.

3. **Prepayment.** Prior to the Maturity Date, EI shall have the right on any date to prepay in advance of maturity, without premium or penalty, all or part of the outstanding principal amount of this Note and any accrued interest thereon.

4. **Usury.** It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to this Note. All agreements between EI and the Payee are expressly limited so that in no contingency or event whatsoever, whether by

acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to the Payee or collected by the Payee hereunder exceed the maximum amount permissible under applicable federal or state usury laws. If, under any circumstances whatsoever, fulfillment of any provision hereof, at the time the performance of such provision shall become due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances, the Payee shall ever receive an amount deemed interest by applicable law which would exceed the highest lawful interest rate, such amount that would be excessive interest under applicable law shall be applied to the reduction of the principal amount owing hereunder and not the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereunder, the excess shall be deemed to have been a payment made in error and shall be refunded to EI or to any other person making such payment on EI's behalf. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, EI and the Payee shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge rather than as interest.

5. **Default Interest**. If any payment of principal or interest provided for herein shall become due and payable and remain unpaid (whether at maturity, upon the occurrence of an Event of Default [as hereinafter defined], by acceleration or otherwise), the amount thereof shall thereafter until paid in full bear interest at the Interest Rate.

6. **Events of Default**. EI shall be in default under this Note upon the happening of any of the following events ("Events of Default"):

(a) EI fails to pay when due any principal or interest due and owing pursuant to this Note;

(b) EI breaches any of its duties and obligations under the parties' Second Settlement Agreement and Mutual Release, executed on or about the same date of, and in connection with, this Promissory Note;

(c) a proceeding shall be instituted in respect of EI (i) seeking to have an order for relief in respect of EI, or seeking a declaration or entailing a finding that EI is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to EI, its assets or debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities, or any other similar law now or in the future which shall not have been dismissed or stayed within sixty (60) days after such proceedings were instituted or (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for EI or for all or any substantial part of its property which shall not have been dismissed or stayed within sixty (60) days after such proceedings were instituted; or

(d) EI shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 4(c)(i) of this Note, shall institute a proceeding described in Section 4(c)(ii) of this Note or shall consent to the

appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any proceeding is instituted, dissolved, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing.

7. **Remedies.** Upon the occurrence of an Event of Default, the entire unpaid principal balance of this Note, irrespective of the Maturity Date hereof, interest accrued on the unpaid principal amount and any other sums required to be paid hereunder, shall become due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately. All costs and expenses incurred by, or on behalf of, the Payee (including, without limitation, reasonable attorneys' fees and expenses) which arise directly or indirectly from any Event of Default by EI hereunder shall become immediately due and payable, shall bear interest at the Interest Rate from the date incurred until paid, and shall immediately and from time to time become additional indebtedness evidenced by this Note.

The remedies of the Payee, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Partnership and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

8. **Indemnity.** EI shall indemnify the Payee against any loss or expense which the Payee has sustained or incurred as a consequence of any Event of Default by EI in the performance or observance of any covenant or condition contained in this Note including, without limitation, any failure of EI to pay when due (by demand or otherwise) any principal, interest or any amount due hereunder.

9. **Waivers.** EI, for itself and on behalf of all endorsers, guarantors, suretors, accommodation parties and other persons liable or to become liable for all or any part of this indebtedness, waives diligence, presentment, protest and demand, and also notice of protest, of acceleration, of demand, of nonpayment, of dishonor, of maturity and all other notices. Further, EI, for itself and on behalf of all the foregoing, hereby consents to any renewals, extensions or modifications of the terms hereof and any other indulgences shall not affect the liability of any said parties for the indebtedness evidenced by this Note. The foregoing waiver shall be deemed joint and several on the part of EI and the persons on whose behalf EI has given said waiver.

10. **Miscellaneous.** Whenever used herein, the words "EI" and "Payee" shall be deemed to include their respective successors, assigns, endorsees and successors in interest. In this Note, whenever and wherever the context so requires, the neuter shall include the feminine and the masculine and the singular shall include the plural, where appropriate.

11. **Governing Law; Severability.** This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except as it

applies to the conflicts of law rules thereof. EI hereby consents to the exclusive jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania, or the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Note. If any clause, phrase, provision or portion of this Note or the application thereof is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining clauses, phrases, provisions and portions of this Note shall not be affected or impaired thereby, but each such remaining clause, phrase, provision and portion shall be valid and be enforced to the fullest extent permitted by law.

12. <u>Confession of Judgment</u>. WARRANT OF ATTORNEY TO CONFESS JUDGMENT. ETERNAL IMAGE, INC. HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE PARTNERSHIP FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($2,500.00) ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, ETERNAL IMAGE, INC. RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST ETERNAL IMAGE, INC. SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS NOTE, OR A COPY THEREOF, SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST ETERNAL IMAGE, INC. HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON ETERNAL IMAGE, INC.'S BEHALF, FOR ANY REASON, THE HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST ETERNAL IMAGE, INC. FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS AND DEFECTS IN PRIOR PROCEEDINGS.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, Eternal Image, Inc. has executed, issued and delivered this Note on the day and year first written above.

ATTEST:

Eternal Image, Inc.

By:

Print Name: Clint Mytych

Title: President

01301965.DOC

EXHIBIT C